Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-23689 and Form S-8 No. 333-32007) pertaining to the Super Vision International, Inc. 1994 Stock Option Plan, as amended, of our report dated February 18, 2005, relating to the consolidated financial statements of Super Vision International, Inc. which appears in this Annual Report on Form 10-KSB for the year ending December 31, 2004.

/s/ Gallogly, Fernandez & Riley LLP

Orlando, Florida

March 28, 2005